Exhibit 6.8

     SECURITY AGREEMENT dated June 27th, 2002, by and between Bert E. Brodsky, an individual having his principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (hereinafter, "Secured Party") and E-data Corporation (hereinafter, "Debtor").

                                    RECITALS

     WHEREAS, Debtor has previously delivered to Secured Party a Grid Note dated April 11th, 2001 (the "First Note"), pursuant to which Secured Party has made a loan to Debtor in the amount of Three Hundred Thousand Dollars ($300,000); and

     WHEREAS, Debtor has previously delivered to Secured Party a Grid Note dated November 28th, 2001 (the "Second Note"), pursuant to which Secured Party has made a loan to Debtor in the amount of Three Hundred Thousand Dollars ($300,000); and

     WHEREAS, Debtor has entered into a Note Modification Agreement with Secured Party dated November 28, 2001, which modifies the First Note to the extent set forth in such Agreement. The First Note, the Second Note, and the Note Modification Agreement are referred to herein as the "Financing Documents;" and

     WHEREAS, simultaneously with the execution and delivery hereof, Debtor is executing and delivering to Secured Party its Promissory Note in the principal amount of One Hundred Thousand Dollars ($100,00) (the "Third Note"), evidencing an additional loan from Secured Party to Debtor on the date hereof; and

     WHEREAS, in consideration of the foregoing and in consideration of the loan by Secured Party to Debtor on the date hereof of One Hundred Thousand Dollars ($100,000) as evidenced by the Third Note, and of other good and valuable consideration, this Security Agreement is executed and delivered by Debtor to Secured Party for the purposes, among other things, of securing all obligations owing from Debtor to Secured Party pursuant to the Financing Documents and the Third Note, and granting a security interest to Secured Party in the "Collateral" as hereafter defined;

         NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Security Interest. As security for the repayment of amounts due under the Financing Documents and the Third Note and as security for the full payment and performance of any and all other debts, obligations and liabilities of Debtor to Secured Party now or hereafter existing (the "Obligations"), Debtor hereby grants to Secured Party a lien upon and a continuing security interest in:

     (a) all accounts, goods, fixtures, instruments, documents, chattel paper (as such terms are defined in Article 9 of the New York Uniform Commercial Code (the "UCC") as now in existence or hereafter amended) and motor vehicles, whether now owned or hereafter created or acquired by Debtor, wherever located, and all replacements and substitutions therefor, accessions thereto, and products and proceeds thereof.

     (b) all general intangibles (as such term is defined in Article 9 of the UCC as now in existence or hereafter amended) now owned or hereafter acquired or created, including but not limited to the Freeny Patent (as defined in Article 5 hereof), trade secrets, special formulas and formats, together with all renewals, replacements and substitutions therefor or accessions thereto, all rights accruing therefrom and all proceeds thereof. Secured Party does not hereby assume nor shall it become liable for the performance of any obligation or duty with regard to any such general intangible.

     The property described in paragraphs (a) and (b) above is hereinafter referred to as the "Collateral".

     2. Representations. Debtor hereby represents and warrants to Secured Party as follows:

          (a)  There  are  no  liens,  pledges,   security  interests  or  other
     encumbrances on any of the Collateral that are prior to the security interests granted hereunder.

          (b) As to the Collateral: (i) the Collateral, or evidence of ownership of the Collateral, is presently located at Debtor's address set forth above, and Debtor will notify Secured Party in writing thirty (30) days prior to the movement of the Collateral, or evidence of ownership of the Collateral, to any new location; (ii) Debtor will at its own cost and expense maintain the value of the Collateral; and (iii) Debtor will not sell, exchange, lease or otherwise dispose of the Collateral, nor will it license any rights or interests in the Collateral except in the ordinary course of business.

          (c) Debtor's chief place of business is presently located at 26 Harbor Park Drive, Port Washington, New York 11050, and Debtor will notify Secured Party promptly of any change in the location of Debtor's chief place of business.

          (d) This Security Agreement has been duly authorized by all necessary corporate action, has been duly executed and delivered, and constitutes the valid and legally binding obligation of the Debtor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally.

3.       Covenants.

     (a)  Debtor  agrees  to  take  such  further  action  and to  execute  such additional agreements, documents and instruments as Secured Party shall reasonably request to effectuate or confirm the security interests granted hereunder. Debtor will, at Secured Party's expense, from time to time execute, file and record such financing statements and documents and take such action, including without limitation segregation of records, as Secured Party shall reasonably request to create and maintain the priority and status of the security interests created hereunder. Debtor will defend the Collateral against dilution or infringement, and all claims and demands of all persons and will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests, and encumbrances of any kind and nature. Debtor will furnish Secured Party from time to time upon request with written statements and schedules identifying and describing the Collateral in such detail as Secured Party may reasonably require.

     (b) During the term of this agreement, Debtor shall not, without the written consent of Secured Party, grant any security interest in any Collateral to anyone other than Secured Party.

     4. Remedies. If at any time any liability under any of the Financing Documents or the Third Note shall be due and payable, whether due to maturity, acceleration or otherwise, or if an Event of Default (as defined in any of the Financing Documents or the Third Note) shall have occurred, Secured Party itself or by its attorney may exercise with respect to the Collateral all of the rights and remedies set forth herein or otherwise available to a secured party under the applicable provisions of the UCC, or any other applicable law (including, without limitation, the right without notice to or demand upon Debtor, to make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interest in the Collateral) and, in conjunction with or in addition to such rights and remedies may, to the extent permitted by applicable law, with or without process of law and without notice or liability for loss or damage, sell or dispose of all or any part of the Collateral, free and clear of all claims. Notwithstanding the foregoing, Secured Party agrees that Debtor shall have thirty (30) days from the date of this Agreement in which to cure any Event of Default that may exist, or to make any payment that is due and payable, as of the date of this Agreement.

         5.       Miscellaneous.

     (a) Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered in person, mailed, or delivered by overnight courier to Debtor or Secured Party at their respective addresses set forth on page one. All such notices and communications shall be effective when deposited in the mails or delivered.

     (b) Performance. If Debtor is in default in the performance or fulfillment of any of the terms, conditions, or provisions on its part to be performed or fulfilled hereunder, Secured Party may, at its option (without waiving its right to enforce this agreement according to its terms) immediately or at any time thereafter and without notice to Debtor, perform or fulfill the same or cause the performance or fulfillment of same for Debtor's account, and the cost and expense thereof (including reasonable attorneys fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the rate of interest set forth in the Third Note.

     (c) Construction Against Drafter. Each party acknowledges that it or he has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Security Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this security Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Security Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

     (d) Assignment. The terms and provisions of this agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Debtor shall not assign its rights and obligations under the Agreement without the prior consent of Secured Party.

     (e) Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     (f) Waiver. No delay or failure on the part of Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such right, privilege, remedy or option, or of any other, and no waiver whatever shall be valid unless in writing and signed by Secured Party. No waiver by Secured Party of any Event of Default (as such term is defined in the Financing Documents and the Third Note) shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. THE UNDERSIGNED HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON.

     (g) Termination. At such time as Debtor shall completely and finally satisfy all Obligations, this Security Agreement shall terminate and Secured Party shall execute and deliver to Debtor all assignments, UCC termination statements and other instruments as may be required to reflect the termination of Secured Party's interest in the Collateral.

     (h) Modification. This Agreement cannot be changed or terminated orally.

     (i) The "Freeny Patent." The "Freeny Patent" means U.S. Patent Registration Number 4,258,643, granted in 1985, covering any process that transmits information from a central source to any type of point of sale terminal, and embodies that information in a material object that is then bought by the consumer. The "Freeny Patent" also includes the related rights for Canada and the European Union (Registration Numbers 1,240,390 and 0195098 (85103199.7), respectively.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

E-Data Corporation (Debtor)



By:/s/Tibor Tallos
      Tibor T. Tallos, President


     /s/Bert E. Brodsky
        Bert E. Brodsky (Secured Party)